[BEAR STEARNS LOGO]                                    BEAR, STEARNS & CO. INC.
                                                                245 PARK AVENUE
                                                       NEW YORK, NEW YORK 10167
                                                                 (212) 272-2000
                                                               ATLANTA o BOSTON
                                                 CHICAGO o DALLAS o LOS ANGELES
                                                       NEW YORK o SAN FRANCISCO
                                                 FRANKFURT o GENEVA o HONG KONG
                                                         LONDON o PARIS o TOKYO


                         COLEMAN WORLDWIDE CORPORATION
                     OFFER TO ACCEPT FOR EXCHANGE FOR CASH
                            ANY AND ALL OUTSTANDING
                  LIQUID YIELD OPTION(TM) NOTES DUE MAY 27, 2013
                          (ZERO COUPON-SENIOR SECURED)
                             AT $343.61 PER $1,000
                          PRINCIPAL AMOUNT AT MATURITY

                                                                    May 23, 1997

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
  CITY TIME, ON FRIDAY,JUNE 20, 1997, UNLESS THE EXCHANGE OFFER IS EXTENDED.

To Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:

     Enclosed for your consideration is an Offer to Accept LYONs for Exchange for Cash dated May 23, 1997 (the 'Offer to Accept LYONs for Exchange for Cash') and a form of Letter of Transmittal (which collectively constitute the 'Exchange Offer') relating to the offer by Coleman Worldwide Corporation (the 'Company') to accept for exchange for cash, pursuant to the Indenture dated as of May 27, 1993 (the 'Indenture'), between the Company and First Trust National Association, as successor Trustee, any and all of its outstanding Liquid Yield Option(TM) Notes due May 27, 2013 (the 'LYONs') at $343.61 per $1,000 principal amount at maturity, net to the exchanging holder of LYONs (a 'Holder'), upon the terms and subject to the conditions set forth in the Offer to Accept LYONs for Exchange for Cash and in the related Letter of Transmittal. All LYONs validly surrendered for exchange in the Exchange Offer and not withdrawn will be purchased upon the terms and subject to the conditions of the Exchange Offer.

     ANY LYONS REMAINING OUTSTANDING ON MAY 27, 1998 WILL BE REDEEMED ON SUCH DATE (OR AS SOON AS PRACTICABLE THEREAFTER) BY THE COMPANY IN ACCORDANCE WITH THE TERMS OF THE INDENTURE FOR CASH AT A REDEMPTION PRICE OF $343.61 PER $1,000 PRINCIPAL AMOUNT AT MATURITY UNLESS, PRIOR TO THE CLOSE OF BUSINESS ON SUCH DATE, HOLDERS ELECT TO EXCHANGE THEIR LYONS FOR 15.706 SHARES OF COMMON STOCK OF THE COLEMAN COMPANY, INC. PER $1,000 PRINCIPAL AMOUNT AT MATURITY IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. ANY SUCH EXCHANGE WILL BE SUBJECT

------------------
(TM) Trademark of Merrill Lynch & Co., Inc.

TO THE COMPANY'S RIGHT TO ELECT TO PAY AN AMOUNT IN CASH EQUAL TO THE THEN MARKET VALUE OF SUCH SHARES OF COMMON STOCK OF THE COLEMAN COMPANY, INC. IN LIEU, IN WHOLE OR IN PART, OF DELIVERING SUCH SHARES.

     THE EXCHANGE OFFER IS NOT CONDITIONED UPON ANY MINIMUM AMOUNT OF LYONS BEING SURRENDERED FOR EXCHANGE. THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE 'EXCHANGE OFFER-CERTAIN CONDITIONS OF THE EXCHANGE OFFER' OF THE OFFER TO ACCEPT LYONS FOR EXCHANGE FOR CASH.

     We are asking you to contact your clients for whom you hold LYONs registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold LYONs registered in their own names.

     FOR YOUR INFORMATION AND FOR FORWARDING TO YOUR CLIENTS, FOR WHOM YOU HOLD LYONS REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE, WE ARE ENCLOSING EACH OF THE FOLLOWING DOCUMENTS:

          1.  THE OFFER TO ACCEPT LYONS FOR EXCHANGE FOR CASH dated May 23,
     1997.

          2. A LETTER OF TRANSMITTAL for your use in connection with the surrender for exchange of the LYONs and for the information of your clients, together with Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding.

          3. A printed form of a 'TO OUR CLIENTS' letter, including Instructions, which may be sent to your clients for whose account you hold LYONs registered in your name or the name of your nominee with space provided for obtaining the clients' instructions with regard to the Exchange Offer.

          4. A NOTICE OF GUARANTEED DELIVERY to be used to surrender LYONs for exchange if certificates for the LYONs are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary by the Expiration Date.

          5. A return envelope addressed to First Trust National Association, the Depositary.

     YOUR PROMPT ATTENTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, JUNE 20, 1997, UNLESS EXTENDED.

     The Company will not pay fees or commissions to any broker, dealer, commercial bank, trust company or other nominee (other than the Dealer Manager) for soliciting the surrender of LYONs pursuant to the Exchange Offer. The Company will, however, on request, reimburse such person for customary handling and mailing expenses incurred in forwarding materials in respect of the Exchange Offer to the beneficial owners for which they act as nominees. No such broker, dealer, commercial bank, trust company or other nominee has been authorized to act as the Company's agent for purposes of this Exchange Offer. The Company will pay (or cause to be paid) any transfer taxes on the exchange of LYONs for cash pursuant to the Exchange Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal. Other than as described above, no fees will be paid to brokers, dealers or others by the Company in connection with the Exchange Offer.

     If a Holder desires to surrender LYONs for exchange pursuant to the Exchange Offer and such Holder's certificates for LYONs are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary by the Expiration Date, such LYONs may nevertheless be surrendered for exchange in accordance with the guaranteed delivery procedures set forth in the Offer to Accept LYONs for Exchange for Cash under the caption 'THE EXCHANGE OFFER--Procedures for Exchanging LYONs.'

     In order to accept the Exchange Offer, a duly executed and properly completed Letter of Transmittal and any other required documents should be delivered to the Depositary with either certificate(s) representing the LYONs surrendered for exchange, confirmation of their book-entry transfer, or confirmation of surrender through ATOP, all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Accept LYONs for Exchange for Cash.

     Additional copies of the enclosed material may be obtained from the Information Agent, Kissel-Blake Inc., by calling (212) 344-6733 (collect) or
(800) 554-7733.

                                          Very truly yours,
                                          BEAR, STEARNS & CO. INC.
                                          Attn: Jonathan Ezrow
                                          (800) 843-7457 (toll-free)

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE OFFER TO ACCEPT LYONS FOR EXCHANGE FOR CASH OR THE LETTER OF TRANSMITTAL.

                                       3